FIRST AMENDMENT TO BUILD TRANSFER AGREEMENT
This First Amendment to Build Transfer Agreement (this “Amendment”), dated as of August 31, 2020, is made and entered into by and among NEW MEXICO RENEWABLE ENERGY TRANSMISSION AUTHORITY, a public body of the State of New Mexico, politic and corporate, separate and apart from the state, constituting a governmental instrumentality for the performance of essential public functions (“RETA Seller”), WESTERN SPIRIT TRANSMISSION LLC, a Delaware limited liability company (“WST Seller”, and together with RETA Seller, the “Sellers”, and each, a “Seller”) and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Buyer”). Buyer and Sellers are sometimes referred to herein individually as a “Party” and jointly as the “Parties.”
RECITALS
    WHEREAS, Buyer and Sellers entered into that certain Build Transfer Agreement, dated as of May 1, 2019 (the “Agreement”);
    WHEREAS, the Parties desire to amend the Agreement as set forth herein; and
    NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the Parties agree to the following:
1.Defined Terms. All capitalized terms not defined herein are used herein as defined in the Agreement.
2.Amendment to Section 1.4(h) of the Agreement. Section 1.4(h) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(h)    Private Letter Ruling; EPC Contracts.
(i)    WST Seller shall, or shall cause the applicable EPC Contractor(s) to, apply for the Private Letter Ruling on or before August 15, 2020; provided, however, that WST Seller may, or may cause any such applicable EPC Contractor(s), to withdraw the Private Letter Ruling if, after submitting the proposed Private Letter Ruling to, and discussing the proposal with, NMTRD, the NMTRD indicates that it is unlikely to issue the Private Letter Ruling. WST Seller shall, or shall cause the applicable EPC Contractor(s) to, (x) permit Buyer to have reasonable time and opportunity (and in no event less than seven (7) Business Days) to review and comment on the application for the Private Letter Ruling and will consider in good faith the incorporation of any comments reasonably requested by Buyer and (y) provide Buyer the opportunity to participate in any in person meetings and teleconferences that WST Seller and/or such applicable EPC Contractor(s) has with NMTRD in connection with the Private Letter Ruling.
(ii)    In the event that WST Seller or the applicable EPC Contractor(s) receive the Private Letter Ruling, WST Seller shall contract with (A) a single EPC Contractor that will act as construction manager for the Abo Station and as the single point of contact for Buyer relating to all other EPC Contracts for the Abo Station following the Closing and

(B) a single EPC Contractor that will act as construction manager for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from Baoding Tianwei Baobian Electric Co., Ltd. (“BTW”)), as contracting agent for other EPC Contractors for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW), and as the single point of contact for Buyer relating to all other EPC Contracts for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW) following the Closing. In each case, WST Seller shall require that such EPC Contractor coordinate the administration of all such applicable EPC Contracts (including the administration of warranty claims thereunder) and take full responsibility for the design of the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW) or the Abo Station, as applicable, all warranties related to the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW) or the Abo Station, as applicable, and all schedule obligations under all such applicable EPC Contracts. WST Seller shall also use commercially reasonable efforts to maximize the transfer of any other risks to such applicable EPC Contractor.
(iii)    In the event that WST Seller or the applicable EPC Contractor(s), as applicable, do not receive the Private Letter Ruling (including if it or they withdraw the Private Letter Ruling in accordance with Section 1.4(h)(i)), WST Seller may, subject to the definition of “EPC Contract”, contract directly with an unlimited number of EPC Contractors; provided, however, that WST Seller shall contract with (A) a single EPC Contractor that will act as construction manager for the Abo Station, with the obligation to coordinate the administration of all other EPC Contracts for the Abo Station (including the administration of warranty claims thereunder) and (B) a single EPC Contractor that will act as construction manager for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW), with the obligation to coordinate the administration of all other EPC Contracts for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW) (including the administration of warranty claims thereunder). Furthermore, (x) such construction manager for the Abo Station shall take full responsibility for the design of the Abo Station, all warranties related to the Abo Station and all schedule obligations under all other EPC Contracts for the Abo Station and (y) such construction manager for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW) shall take full responsibility for the design of the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW), all warranties related to the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW) and all schedule obligations under all other EPC Contracts for the Project (excluding the Abo Station and the Western Spirit Switchyard reactor purchased from BTW). WST Seller shall also use commercially reasonable efforts to maximize the transfer of any other risks to such EPC Contractors.”
4.    Amendment to Section 7.1 of the Agreement. New Section 7.1(q) is added to the Agreement as follows:
(q)    On or before Closing, WST Seller shall, subject to the remainder of this Section 7.1(q), obtain and deliver to Buyer a certificate of no tax due (a “No Tax Due

Certificate”) with respect to WST Seller issued by NMTRD. Buyer shall cooperate in good faith with WST Seller in the preparation of the Request for Tax Clearance (the “Request”), providing such information that is required by the Request form and timely reviewing and approving the Request prior to its submission to the NMTRD, and which submission shall occur no event later than forty five (45) days prior to Closing. WST Seller shall provide to Buyer a complete copy of the Request (including all attachments) simultaneously with the submission to NMTRD. If, within 30 days of submission by Buyer of a Request, NMTRD notifies WST Seller of an amount of tax that must be paid as a condition to the issuance of the No Tax Due Certificate, WST Seller shall not be required to deliver a No Tax Due Certificate to Buyer if it directs Buyer to put into a trust account for the benefit of NMTRD sufficient money from the Purchase Price to cover the amount of tax claimed to be due by NMTRD. If such a direction is given by WST Seller, such amount shall reduce the Closing Payment, and Buyer shall not release any amount from such trust account to NMTRD until WST Seller has exhausted its administrative remedy and judicial appeals or until directed to do so by WST Seller. Upon the issuance by NMTRD of a No Tax Due Certificate, any amount remaining in such trust account shall be released to WST Seller. If within thirty (30) days of the submission of the Request to NMTRD, NMTRD has not either (i) notified WST Seller of an amount of tax that must be paid as a condition to the issuance of the No Tax Due Certificate or (ii) issued the No Tax Due Certificate, then WST Seller shall not be required to deliver a No Tax Due Certificate to Buyer; provided, however, that Buyer may, in its sole and absolute discretion, and at any time up to ninety (90) days after Closing, resubmit the Request and WST Seller shall cooperate in good faith with Buyer and provide any and all information requested by NMTRD with respect to and in connection with the resubmission that is relevant to WST Seller’s tax liabilities arising from its operation of the Project.
5.    Amendments to Annex 1 to the Agreement. Annex 1 to the Agreement is hereby amended by:
a.Adding the following defined term in appropriate alphabetical order:
“Abo Station” has the meaning set forth in Annex 2.
“BTW” has the meaning set forth in Section 1.4(h)(ii).”
b.Deleting the defined term “Private Letter Ruling” in its entirety and replacing it with the following defined term:
“Private Letter Ruling” means a letter ruling by the NMTRD finding that where (a) WST Seller contracts with a single EPC Contractor that acts as construction manager, as contracting agent for other applicable EPC Contractors, and as the single point of contact for Buyer relating to all other applicable EPC Contracts following the Closing, (b) in such contracting agent role, such EPC Contractor enters into contracts with WST Seller on behalf of the other applicable EPC Contractors as a true disclosed agent, (c) in such construction manager role, such EPC Contractor coordinates the administration of all other applicable EPC Contracts (including the administration of warranty claims thereunder), and (d) such EPC Contractor takes full responsibility for the design of the

Project, all warranties related to the Project, and all schedule obligations under all other applicable EPC Contracts, the receipts derived from the sale of services or equipment by such other applicable EPC Contractors to WST Seller are deductible from gross receipts taxes pursuant to NMSA §§7-9-101 and 7-9-103 and the value of equipment purchased by WST Seller from such other applicable EPC Contractors is deductible from compensating taxes pursuant to NMSA §7-9-102 (provided that the requirements of those sections are otherwise met).”
6.    Amendment to Annex 2 to the Agreement. Annex 2 to the Agreement is hereby amended by deleting the sixth paragraph thereof in its entirety and replacing it with the following:
“In addition to Buyer’s work described in the preceding paragraph, WST Seller will construct two stations. The generation 345kV point of interconnect (“POI”) will be built by WST Seller. WST Seller will build a new 345kV 4-breaker ring bus station (the “Western Spirit Switchyard”) as part of the Project. This station will be built with the ability to be converted to breaker-and-a-half configuration and will include installation of one shunt reactor, on the line to Pajarito.”
7.    Amendments to Annex 11 to the Agreement.
a.Section 1.4.1 of Annex 11 to the Agreement is hereby deleted in its entirety and replaced with the following:
“1.4.1    Contractor warrants and guarantees (a) the Equipment (excluding any Equipment procured by PNM and the the Western Spirit Switchyard reactor procured directly by Owner from BTW1) and Work are free from Defects (including defects in material, workmanship, installation services and design and including with respect to all warranties and guarantees provided by Subcontractors), are new, unused and undamaged when installed, and are in compliance with applicable Law, Applicable Standards, Applicable Permits, Project Documents, Prudent Utility Practices, and the requirements of this Agreement, including all Contractor’s drawings, the Specifications and all requirements of the design documentation, warranty documentation and other technical documentation governing such Equipment and the Work provided by Contractor or Subcontractors (including vendors); (b) the Equipment (excluding any Equipment procured by PNM and the the Western Spirit Switchyard reactor procured directly by Owner from BTW) and Work are suitable for Owner’s use as a transmission system for forty (40) years (provided that the stated useful life is not intended to extend the Warranty Period beyond the period stipulated herein); (c) the completed Work shall perform as required by this Agreement; (d) the completed Work shall be
1 Exclusion regarding Western Spirit Switchyard reactor to be included in EPC Contract with EC Source. For the avoidance of doubt, this exclusion does not modify the obligation of WST Seller to assign the warranty obtained from BTW with respect to the the Western Spirit Switchyard reactor at the Closing under the BTA.

free from all Liens2; and (e) none of the Work, the Equipment (excluding any Equipment procured by PNM and the the Western Spirit Switchyard reactor procured directly by Owner from BTW), Contractor’s drawings, Specifications, final plans and the design, engineering and other services rendered by Contractor hereunder, nor the use or ownership thereof by Owner in accordance with the licenses granted hereunder, infringes, violates or constitutes a misappropriation of any trade secrets, proprietary rights, intellectual property rights, patents, copyrights, designs or trademarks. [Adjustments to be made in certain EPC Contracts only to the extent portions of this section are not applicable to the Contractor’s scope of work.]
b.Section 1.7.1 of Annex 11 to the Agreement is hereby amended by deleting the penultimate sentence thereof and replacing it with the following:
“Equipment (excluding any Equipment procured by PNM and the the Western Spirit Switchyard reactor procured directly by Owner from BTW) and Subcontractor warranties must be transferrable if/when the Project changes ownership.”
c.Section 1.7.4 of Annex 11 to the Agreement is hereby deleted in its entirety and replaced with the following:
“Contractor shall be solely responsible for paying each Subcontractor for services, equipment, material or supplies in connection with the Work (excluding any Equipment procured by PNM and the the Western Spirit Switchyard reactor procured directly by Owner from BTW) and Owner shall not be deemed by virtue of this Agreement to have any contractual obligation to or relationship with any Subcontractor. Contractor shall notify Owner when Subcontractor has been paid in full.”
d.Section 1.8.1.7 of Annex 11 to the Agreement is hereby deleted in its entirety and replaced with the following:
“1.8.1.7    any third-party claims caused by a failure of Contractor, any Subcontractor or the Work, including Equipment (excluding any equipment procured by PNM and the the Western Spirit Switchyard reactor procured directly by Owner from BTW), as designed, constructed and completed by Contractor, to comply with, or be capable of operating in compliance with, Applicable Laws or the conditions or provisions of Applicable Permits; and”
8.    Amendments to the Sellers’ Disclosure Letter. Section A1-EPC of the Sellers’
2 The term “Lien” within the EPC Contracts shall be defined as any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest, regardless of whether valid or enforceable.

Disclosure Letter is hereby amended by:
a.Adding the following under “EPC Contractors”:
“12. GE (solely with respect to the Abo Station)
13. BTW (solely with respect to the Western Spirit Switchyard reactor)”
b.Deleting the asterisk after “TAPP” in all cases.
c.Adding the following under “Suppliers” under “1. Mono-Pole Structures”:
“f. Sabre Industries”
d.Adding the following under “Suppliers” under “2. H Frames”:
“i. Sabre Industries”
e.Deleting the following under “Suppliers” under “10. Shunt Reactors”:
“b. HICO (South Korea)”
f.Adding the following under “Suppliers” under “25. Cable Trough”:
“b. Concast”
9.    Agreement Regarding the Western Spirit Switchyard Reactor.
a.Notwithstanding anything to the contrary in the Agreement, including Section 1.4(h) thereof and Annex 11 thereto, the Parties acknowledge and agree that WST Seller shall directly order the Western Spirit Switchyard reactor from Baoding Tianwei Baobian Electric Co., Ltd. (BTW).
b.Buyer and Seller agree and acknowledge that the cost of purchasing the Western Spirit Switchyard reactor from BTW shall be included as a Project Cost paid by Buyer pursuant to the Agreement.3
10.    Governing Law. THIS AMENDMENT SHALL BE DEEMED MADE AND PREPARED AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
11.    Counterparts. This Amendment may be executed and delivered in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument. This Amendment may be delivered by electronic transmission.
12.    Effect of Amendment. The Agreement is modified only by the express provisions of this Amendment, and shall as so modified remain in full force and effect and is hereby ratified and confirmed by Buyer and Sellers in all respects.
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IN WITNESS WHEREOF, the Parties have caused this AMENDMENT to be duly executed as of the date first set forth above.

WESTERN SPIRIT TRANSMISSION LLC		NEW MEXICO RENEWABLE ENERGY TRANSMISSION AUTHORITY
By:	/s/ Cary Kottler	By:	/s/ Robert E. Busch
Name:	Cary Kottler	Name:	Robert E. Busch
Title:	Authorized Signatory	Title:	Chairman, RETA

PUBLIC SERVICE COMPANY OF NEW MEXICO
By:	/s/ Todd Fridley
Name:	Todd Fridley
Title:	VP, New Mexico Operations